Exhibit 10.1

2017 INCENTIVE PLAN
OF
CARRIZO OIL & GAS, INC.
EMPLOYEE RESTRICTED STOCK UNIT AWARD AGREEMENT
This Employee Restricted Stock Unit Award Agreement (“Agreement”) is effective as of ____________, 2019 (the “Grant Date”), by and between Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and ________________ (the “Grantee”).
The Company has adopted the 2017 Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated effective May 16, 2019 (as amended, modified or supplemented from time to time, the “Plan”), by this reference made a part hereof, for the benefit of eligible employees, directors and independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.
Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the restricted stock units provided herein in order to provide Grantee with additional remuneration for services rendered, to encourage Grantee to remain in the employ of the Company or its Subsidiaries and to increase Grantee’s personal interest in the continued success and progress of the Company.
The Company and Grantee therefore agree as follows:
1.Grant of Restricted Stock Units. Subject to the terms and conditions herein, effective as of the Grant Date, the Company hereby awards to the Grantee, pursuant to the Plan, a right to receive _____ shares of Common Stock of the Company, par value $.01 per share, or the cash equivalent thereof (“Restricted Stock Units”).
2.    Vesting Schedule and Settlement.
Subject to the provisions of this paragraph 2 and paragraph 3 hereof, the Restricted Stock Units shall vest in one-third increments (rounded up to the nearest whole number) on each of ____________, 2020, ____________, 2021 and ____________, 2022 (each, a “Vesting Date”); provided that the Grantee remains in continuous employment with the Company or any Subsidiary (or the successor of any such company) through each Vesting Date. .
Notwithstanding the foregoing, the parties acknowledge that Employee is a participant in the Carrizo Oil & Gas, Inc. Change in Control Severance Plan, effective as of February 14, 2019 (the “Change in Control Severance Plan”), which provide additional benefits on a Change in Control and in connection with certain terminations of employment following a Change in Control. Notwithstanding anything to the contrary, the Employee acknowledges that he shall not be entitled to receive the Change in Control Benefits set forth in Section 3.01 of the Change in Control Severance Plan, and hereby waives any such entitlement, unless his employment with the Company is terminated during the Protected Period (as defined in the Change in Control Severance Plan) under circumstances entitling him to severance benefits under the Change in Control Severance Plan.
As soon as practicable but in no event later than thirty (30) days following the occurrence of a Vesting Date, the Company shall deliver to the Grantee (i) certificates representing the applicable number shares of Common Stock or cause the applicable number of shares of Common Stock to be evidenced in book-entry form in the Grantee’s name in the stock register of the Company maintained by the Company’s transfer agent, (ii) cash equal to the Fair Market Value of the applicable number of shares of Common Stock on such Vesting Date, or (iii) any combination of (i) or (ii).
3.    Termination of Employment; Forfeiture. Upon termination of the Grantee’s employment with the Company or any Subsidiary (or the successor of any such company) as a result of the death of the Grantee, the Restricted Stock Units shall immediately vest. Upon termination of the Grantee’s employment with the Company or any Subsidiary (or the successor of any such company) for any reason other than death, all unvested Restricted Stock Units shall be immediately forfeited to the Company; subject, however, to the provisions of any employment agreement between the Company and Grantee (the “Employment Agreement”).
4.    No Ownership Rights Prior to Issuance of Shares of Common Stock; No Dividend Equivalents. Neither the Grantee nor any other person shall become the beneficial owner of the shares of Common Stock underlying the Restricted Stock Units, nor have any rights of a shareholder (including, without limitation, dividend and voting rights) with respect to any such shares of Common Stock, unless and until and after such shares of Common Stock have been delivered to the Grantee as described in paragraph 2.
5.    Mandatory Withholding of Taxes. Grantee acknowledges and agrees that the Company shall deduct from the shares of Common Stock or cash otherwise payable or deliverable an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value) on the applicable date that is equal to the amount of all federal, state and local taxes required to be withheld by the Company, as determined by the Committee. In the event the Company, in its sole discretion, determines that the Grantee’s tax obligations will not be satisfied under the methods otherwise expressly described above and the Grantee does not provide payment to the Company in the form of cash or shares of Common Stock (valued at their Fair Market Value) sufficient to satisfy any withholding obligations, then the Grantee, subject to compliance with the Company’s insider trading policies, authorizes the Company or the Company’s Stock Plan Administrator to (i) sell a number of shares of Common Stock issued or outstanding pursuant to the Award, which number of shares of Common Stock the Company determines has at least the market value sufficient to meet the tax withholding obligations, plus additional shares of Common Stock to account for rounding and market fluctuations and (ii) pay such tax withholding to the Company. The shares of Common Stock may be sold as part of a block trade with other Participants such that all Participants receive an average price.
6.    Restrictions Imposed by Law. Without limiting the generality of Section 16 of the Plan, the Grantee agrees that the Company will not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such exercise or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance or delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
7.    Assignability. Except as expressly provided herein, the Restricted Stock Units are not transferable (voluntarily or involuntarily) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the “Code”) or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”), and may not otherwise be assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the award provided for herein shall immediately become null and void, and the Restricted Stock Units shall be immediately forfeited.
Notwithstanding the foregoing, the Restricted Stock Units are transferable by the Grantee to (i) the spouse, children or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (“Immediate Family Member Trusts”), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety‑nine percent (99%) of the equity, profit and loss interests (“Immediate Family Member Partnerships”). Subsequent transfers of a transferred Restricted Stock Unit shall be prohibited except by will or the laws of descent and distribution or pursuant to a QDRO, unless such transfers are made to the original Grantee or a person to whom the original Grantee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, the Restricted Stock Units shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Grantee” shall be deemed to refer to the transferee. The consequences of termination of employment shall continue to be applied with respect to the original Grantee.
8.    Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be delivered personally or sent by first class mail, postage prepaid to the following address:
Carrizo Oil & Gas, Inc.
500 Dallas Street, Suite 2300
Houston, Texas 77002
Attention: Human Resources
with a copy to:
Carrizo Oil & Gas, Inc.
500 Dallas Street, Suite 2300
Houston, Texas 77002
Attention: Law Department

Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, shall be sent by first class mail, postage prepaid, to Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address, or shall be sent to the Grantee’s e‑mail address specified in the Company’s records.
9.    Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Grantee’s employment at any time, with or without cause; subject, however, to the provisions of any Employment Agreement.
10.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas. Any suit, action or other legal proceeding arising out of this Agreement shall be brought in the United States District Court for the Southern District of Texas, Houston Division, or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Harris County, Texas. Each of the Grantee and the Company consents to the jurisdiction of any such court in any such suit, action, or proceeding and waives any objection that it may have to the laying of venue of any such suit, action, or proceeding in any such court.
11.    Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all exhibits and schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
12.    Duplicate Originals. The Company and the Grantee may execute any number of copies of this Agreement. Each executed copy shall be an original, but all of them together represent the same agreement.
13.    Rules by Committee. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.
14.    Entire Agreement. Subject to the provisions of any Employment Agreement, Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Restricted Stock Units and replaces and makes null and void any prior agreements, oral or written, between Grantee and the Company regarding the Restricted Stock Units.

To the extent of any conflict between this Agreement and any Employment Agreement, the terms of such Employment Agreement shall control; provided, however, that the parties acknowledge and agree that to the extent set forth in paragraph 2, the provisions of this Agreement modify and supersede the terms of the Change in Control Severance Plan and the Employment Agreement with respect to the consequences of this award of Restricted Stock Units in a Change in Control.
15.    Code Section 409A. Payments under this Agreement are designed to be made in a manner that is exempt from Code Section 409A as a “short-term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
16.    Excise Taxes. Subject to the provisions of any Employment Agreement and notwithstanding anything to the contrary in this Agreement, if the Grantee is a “disqualified individual” (as defined in Code Section 280G(c)), and the payments and benefits provided for under this Agreement, together with any other payments and benefits which the Grantee has the right to receive from the Company or any of its affiliates or any party to a transaction with the Company or any of its affiliates, would constitute a “parachute payment” (as defined in Code Section 280G(b)(2)), then the payments and benefits provided for under this Agreement shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by the Grantee from the Company and its affiliates will be one dollar ($1.00) less than three times the Grantee’s “base amount” (as defined in Code Section 280G(b)(3)) and so that no portion of such amounts and benefits received by the Grantee shall be subject to the excise tax imposed by Code Section 4999 or (b) paid in full, whichever produces the better net after-tax position to the Grantee (taking into account any applicable excise tax under Code Section 4999 and any other applicable taxes). The reduction of payments and benefits hereunder, if applicable, shall be made by reducing payments or benefits to be paid hereunder in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time). The determination as to whether any such reduction in the amount of the payments and benefits provided hereunder is necessary shall be made by a nationally recognized accounting firm selected by the Company. If a reduced payment or benefit is made or provided and through error or otherwise that payment or benefit, when aggregated with other payments and benefits from the Company (or its affiliates) used in determining if a parachute payment exists, exceeds one dollar ($1.00) less than three times the Grantee’s base amount, then the Grantee shall immediately repay such excess to the Company upon notification that an overpayment has been made. For the avoidance of doubt, if any Employment Agreement contains specific provisions relating to Code Section 280G and Code Section 4999, then this paragraph 16 shall not apply to the Restricted Stock Units.

17.    Grantee Acceptance. Grantee shall signify acceptance of the terms and conditions of this Agreement by executing this Agreement and returning an executed copy to the Company.
CARRIZO OIL & GAS, INC.

By:
S. P. Johnson IV
President

ACCEPTED:

[Name]